UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

  Delaware

 (State of Incorporation or Organization)

 7501 Wisconsin Avenue Suite l000E Bethesda, MD

 (Address of principal executive offices)

 (See Next Page)

 (I.R.S. Employer Identification No.)

20814

 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca Exchange

If this form relates to the registration of a class of securities pursuant to Section  12(b) of the  Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value , of a series (the " Fund") of ProShares Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 220 to the Trust's Registration Statement under the Securities Act of  1933,  as amended,  and  Amendment  No. 229 to the Trust's Registration Statement under the Investment Company Act of 1940 , as amended, on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated  herein  by reference  as filed with the Securities and Exchange Commission.

This filing relates to the following Fund:

Fund Name	Tax ID Number
ProShares MSCI Transformational Changes ETF	85-2688131

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 , the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 6, 2020	ProShares Trust

By:/s/Richard F. Morris
Richard F. Morris
Chief Legal Officer and Secretary